Explanatory Note

RYSE, Inc. has prepared this Form 1-APOS solely for the purpose of filing Exhibits 11.1, 11.2 and 13

PART III

INDEX TO EXHIBITS

1.1	Agreement with DealMaker*

1.2	Agreement with OpenDeal Broker+

2.1	Certificate and Articles of Incorporation as Amended*

2.2	Bylaws as Amended*

2.3	Certificate of Share Split Amendment*

4	Form of Subscription Agreement*

6.1	Voting Trust Agreement as Amended*

6.2	Shareholders Agreement as Amended*

6.3	Employment Agreement Marc Bishara*

8	Escrow Agreement+

11.1	Auditor’s consent

11.2	Auditor’s consent

12	Opinion of Oziel Medina LLP *

13	“Testing the waters” materials

14	Form F-X*

 ___________________

*	Previously filed.
+	Filed as an exhibit the Company’s Current Report on Form 1-U and incorporated by reference

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on August 23, 2023.

RYSE Inc.

By	/s/ Trung Pham
Trung Pham, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Trung Pham
Trung Pham, Chief Executive Officer, principal accounting officer, principal financial officer and Director

Date: August 23, 2023

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